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                                                                   Exhibit 10.1

                                MORTGAGE NOTE


     $1,000,000.00                                April 29, 1996
                                                     Atlanta, Georgia


        FOR VALUE RECEIVED SERVICO FT. PIERCE, INC., a Delaware corporation, each having its principal place of business at c/o Servico, Inc., 1601 Belvedere Road, West Palm Beach, Florida 33406 ("Maker"), promises to pay to the order of LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation ("Payee"), at its principal place of business at 3 World Financial Center, New York, New York 10285, or at such place as the holder hereof may from time to time designate in writing, the principal sum of One Million and 00/100 Dollars (the "Loan"), in lawful money of the United States of America, with interest thereon to be computed on the unpaid principal balance from time to time outstanding at the Applicable Interest Rate (as such term is defined in Section 2(d) hereof), and to be paid in installments as follows:

        (a) A payment of interest only on the first day of the first full calendar month after the date hereof;

        (b) Monthly payments of principal and interest in the amount calculated from time to time in accordance with Section 3 hereof, on the first day of each calendar month beginning with the second full calendar month after the date hereof; and

        (c) Upon the failure to achieve the DSC Ratio (as such term is defined in Section 63 of that certain Loan Agreement dated as of the date hereof between Maker and Payee (the "Loan Agreement")) on a scheduled determination thereof, and for so long as such failure continues until achieved on a scheduled determination thereof, monthly payments of principal in accordance with and as more particularly set forth in such Section 63.

        The entire outstanding principal balance, together with accrued and unpaid interest and any other amounts due under this Note, shall be due and payable on the Applicable Maturity Date (as such term is defined in Section 1(b) hereof).

        1.   Loan Term; Extension Right.

        (a) The initial term of the Loan shall be two years and 360 days, and shall mature on the day which is two years and 360 days after the date hereof (the "Initial Maturity Date").


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        (b)  Maker shall have the option to extend the term of the Loan for an additional 12-month period beginning on the first day following the Initial Maturity Date (the "Extension Period") and, if so extended, the Loan shall mature on the day which is three years and 360 days after the date hereof (the "Extended Maturity Date"; the Initial Maturity Date or the Extended Maturity Date, as applicable, the "Applicable Maturity Date"), subject to satisfaction of the following conditions:

        (i) Not less than 30 days prior to the Initial Maturity Date, Maker shall give Payee written notice of its election to extend the term of the Loan (the "Election Notice");

        (ii) The Election Notice shall be accompanied by the payment of: (A) an extension fee in the amount of one-half of one (0.50%) percent of the then outstanding principal balance of the Loan, and (B) the Deferred Financing Fee (as such term is defined in Section 4 hereof); and

        (iii) At the time the Election Notice is given, no Event of Default (as such term is defined in Section 7 hereof) shall have occurred and be continuing, and no event which, with the passage of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing.

        2.   Applicable Interest Rate.

        (a) Interest on the Loan shall accrue and be payable at LIBOR (as such term is defined in subsection (b) of this Section) plus the applicable Spread (as such term is defined in subsection (c) of this Section) as calculated from time to time (the "LIBOR Rate").

        (b) As used herein, the term "LIBOR", with respect to the relevant Interest Period (as such term is defined in this subsection), shall mean the rate per annum (rounded upwards, if necessary, to the nearest one-sixteenth (1/16) of one (1%) percent) reported on the date two "Eurodollar Business Days" (as such term is defined in this subsection) prior to the first day of such Interest Period, as reported in The Wall Street Journal as the London Interbank Offered Rate for U.S. dollar deposits having a term comparable to such Interest Period and in an amount of $1,000,000.00 or more (or if The Wall Street Journal shall cease to be publicly available or if the information contained in The Wall Street

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Journal, in Payee's judgment, shall cease to accurately reflect such London
Interbank Offered Rate, then LIBOR shall be as reported by any publicly available source of similar market data selected by Payee that, in Payee's sole judgment, accurately reflects such London Interbank Offered Rate). The term "Interest Period" shall mean the respective one-month term of a particular LIBOR contract. The term "Eurodollar Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks in the City of London are required or permitted to be closed for interbank or foreign exchange transactions.

        (c) As used in this Note, the term "Spread" shall mean the number of basis points added to LIBOR to determine the LIBOR Rate from time to time. At all times prior to the Applicable Maturity Date, the Spread shall be 350 basis points (3.50%).

        (d) As used in this Note the term "Applicable Interest Rate" shall mean the greater of: (i) the LIBOR Rate as applicable from time to time; and
(ii) eight and one-half (8.50%) percent.

        3.   Calculation of Interest; Application of Payments.

        (a) Interest on the outstanding principal balance of this Note shall be calculated on the basis of a 360-day year composed of 12 months of 30 days each, except that interest payable in respect of any period less than a full calendar month shall be calculated by multiplying the actual number of days elapsed in such period by a daily rate based on a 360-day year.

        (b) The amount of principal and interest payable monthly shall be recalculated at each LIBOR reset date on the basis of a 20-year amortization schedule.

        (c) The LIBOR Rate, and the amount of interest payable monthly, shall be recalculated at each LIBOR reset date.

        (d) Payments under this Note shall be applied in accordance with the Loan Agreement. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

        4.   Deferred Financing Fee.

        (a) Maker shall pay to Payee, in addition to any other amounts due hereunder, a financing fee of six (6.0%) percent of the original principal amount of the Loan (the "Deferred Financing Fee").

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        (b)  The Deferred Financing Fee shall accrue and be fully earned on the date of closing and funding of the Loan, and shall be payable on the Initial Maturity Date, or upon the earlier repayment of the Loan, at maturity, by acceleration or otherwise.

        5.   Security for the Loan.

        (a) This Note is secured by: (i) that certain Mortgage, Deed of Trust, Assignment of Leases and Rents and Security Agreement dated as of the date hereof from Maker to Payee (the "Mortgage") affecting the real property and improvements known as Holiday Inn Express, 7151 Okeechobee Road, Ft. Pierce, Florida (collectively, the "Mortgaged Property"); (ii) that certain Assignment of Leases and Rents dated as of the date hereof from Maker to Payee (the "Assignment"); (iii) an Environmental Indemnity Agreement dated as of the date hereof among Payee, Maker and Servico, Inc. (the "Environmental Agreement"); and (iv) such other documents now or hereafter executed by Maker and/or others and by or in favor of Payee, which wholly or partially secure or guarantee payment of this Note including, without limitation, any collateral assignments and reserve and/or escrow accounts (such other documents, collectively, the "Other Security Documents").

        (b) As used herein, the term "Loan Documents" means, collectively, this Note, the Mortgage, the Loan Agreement, the Assignment, the Environmental Agreement, the Other Security Documents and any and all other documents executed in connection with the Loan.

        6. Late Charge; Events of Default. (a) If any sum payable under this Note is not paid prior to the tenth (10th) day after the date such payment is due (but not including the payment of the principal balance due on the Applicable Maturity Date), Maker shall pay to Payee on demand an additional amount equal to five (5%) percent of such unpaid sum to defray the expenses incurred by Payee in handling and processing such delinquent payment and to compensate Payee for the loss of the use of such delinquent payment, and such additional amount shall be secured by the Mortgage, the Assignment, the Environmental Agreement and the Other Security Documents.

        (b) The entire outstanding principal balance of this Note, together with all accrued and unpaid interest thereon and all other sums due under the Loan Documents including, without limitation, the Deferred Financing Fee (all such sums, collectively, the



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"Debt"), or any portion thereof, shall without notice become immediately due and payable at the option of Payee: (i) if any payment required in this Note is not paid prior to the tenth (10th) day after the date when due or on the Applicable Maturity Date; (ii) upon the occurrence of any other default under this Note continuing beyond applicable notice and cure periods; or (iii) upon the happening of any other Event of Default under and as defined in the Loan Agreement (each of the foregoing, an "Event of Default"). In the event that Payee retains counsel to collect the Debt (including on appeal), if Payee prevails in such action, Maker shall pay on demand all costs of collection incurred by Payee, including reasonable attorneys' fees for the services of counsel whether or not suit be brought.

        7. Default Rate Interest. Maker does hereby agree that upon the occurrence of an Event of Default, including Maker's failure to pay the Debt in full on the Applicable Maturity Date, Payee shall be entitled to receive, and Maker shall pay, interest on the entire outstanding principal balance and any other amounts due at the rate equal to the lesser of (a) the maximum rate permitted by applicable law; and (b) the greater of (i) the Applicable Interest Rate plus three (3%) percent or (ii) the Prime Rate (as hereinafter defined) plus four (4%) percent (the lesser of such rates in (a) or (b), the "Default Rate"); provided, however, that with respect to an Event of Default of the type described in Section 24(a) of the Loan Agreement, such rate of interest shall apply from and after the date on which any such payment is due, without any period of grace or cure. The "Prime Rate" shall mean the annual rate of interest publicly announced by Citibank, N.A. in New York, New York, as its base rate, as such rate shall change from time to time. If Citibank N.A. ceases to announce a base rate, Prime Rate shall mean the rate of interest published in The Wall Street Journal from time to time as the Prime Rate. If more than one Prime Rate is published in The Wall Street Journal for a day, the average of the Prime Rates shall be used, and such average shall be rounded up to the nearest one-quarter of one (1%) percent. Interest shall accrue and be payable at the Default Rate from the occurrence of the Event of Default until all such Events of Default have been fully cured. Interest at the Default Rate shall be added to the Debt, and shall be deemed secured by the Mortgage. This provision, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Payee by reason of the occurrence of any Event of Default.


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        8.   Prepayment.  (a)  The principal balance of this Note may be prepaid: (i) in whole; or (ii) subject to the provisions of subsection (b) of this Section, in part, upon:

        (A) not less than 30 days prior written notice to Payee specifying the date on which prepayment is to be made (the "Prepayment Date");

        (B) payment of accrued interest to and including the Prepayment Date (provided, however, that if such prepayment is received by Payee before 12:00 noon on the date of such prepayment, then the accrued interest payable in respect thereof shall be calculated through and including the day prior to the Prepayment Date); and

        (C) payment of all other sums then due under this Note (including, without limitation, the Deferred Financing Fee), and under the Loan Agreement, the Mortgage, the Assignment and the Other Security Documents.

        If any such notice of prepayment is given, the principal amount set forth in such notice and the other sums required under this Section shall be due and payable on the Prepayment Date.

        (b) Provided that no Event of Default exists and is continuing and subject to the conditions set forth in the next succeeding sentence, partial prepayments of principal may be made in increments of $100,000.00, for which not less than 30 days prior written notice to Payee shall be given, and otherwise in accordance with subsection (a) of this Section. As a condition to and accompanying any such partial prepayment, Maker shall pay to Payee a prorata portion of the Deferred Financing Fee.

        9. Limitations on Recourse. (a) Subject to the qualifications set forth in this Section, Payee shall not enforce the liability and obligation of Maker to perform and observe the obligations contained in the Note, the Loan Agreement, the Mortgage, the Assignment or the Other Security Documents by an action or proceeding wherein a money judgment shall be sought against Maker, except that Payee may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Payee to enforce and realize upon this Note, the Mortgage, the Assignment, the Other Security Documents, and the interests in the Mortgaged Property and any other collateral given to Payee pursuant to the Mortgage, the Assignment and the Other Security Documents; provided, however, that, except as specifically provided in this


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Section, any judgment in any such action or proceeding shall be enforceable against Maker only to the extent of Maker's interest in the Mortgaged Property and in any other collateral given to Payee. Payee, by accepting this Note, the Loan Agreement, the Assignment, the Mortgage and the Other Security Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Maker in any such action or proceeding, under, by reason of or in connection with the Mortgage, the Loan Agreement, the Assignment, the Other Security Documents or this Note. Except as may be expressly provided for herein, the provisions of this Section shall not, however: (i) constitute a waiver, release or impairment of any obligation evidenced or secured by the Mortgage, the Loan Agreement, the Assignment, the Environmental Agreement or the Other Security Documents or this Note; (ii) impair the right of Payee to name Maker as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (iii) affect the validity or enforceability of any guaranty or indemnity made in connection with the Mortgage, the Loan Agreement, this Note, the Assignment or the Other Security Documents; (iv) impair the right of Payee to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment; (vi) impair the right of Payee to bring suit with respect to fraud or intentional misrepresentation by Maker or any other person or entity in connection with the Mortgage, the Loan Agreement, this Note, the Assignment, the Environmental Agreement or the Other Security Documents; or (vii) affect the validity or enforceability of the Environmental Agreement or limit the liability of Maker or any other party thereunder. Nothing herein shall impair the right of Payee to obtain a deficiency judgment in any action or proceeding in order to preserve its rights and remedies including, without limitation, foreclosure, non-judicial foreclosure or the exercise of a power of sale, under the Mortgage; provided, however, that Payee shall not enforce any such deficiency judgment against Maker (or any partner thereof) or any assets of Maker (or any partner thereof) other than the Mortgaged Property or in the exercise of its rights and remedies under the Loan Documents.

        (b) Nothing herein shall be deemed to be a waiver of any right which Payee may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgage or to require that all collateral shall continue to secure all of the debt owing to Payee in accordance with this Note, the Loan Agreement, the Mortgage, the Assignment, the Environmental Agreement and the Other Security

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Documents.

        (c) Notwithstanding the foregoing provisions of this Section or any other provision in the Loan Documents, Maker shall be fully liable for and shall indemnify Payee for any or all loss, cost, liability, judgment, claim, damage or expense sustained, suffered or incurred by Payee (including, without limitation, Payee's attorneys' fees (including on appeal)) arising out of or attributable or relating to:

        (i)  fraud or misrepresentation by Maker in connection with the Loan;

        (ii) the gross negligence or willful misconduct of Maker, its agents or employees, or physical waste of the Mortgaged Property;

        (iii) the breach of provisions in the Loan Agreement concerning Environmental Laws, Hazardous Substances and Asbestos, and any indemnification of Payee therein with respect to such Environmental Laws, Hazardous Substances and Asbestos;

        (iv) except as permitted in the Loan Agreement, the removal or disposal of any portion of the Mortgaged Property after default under this Note, the Mortgage, the Loan Agreement, the Assignment, the Environmental Agreement or any Other Security Document;

        (v) the misapplication or misappropriation by Maker of: (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Mortgaged Property; (B) any awards or other amounts received in connection with the condemnation of all or a portion of the Mortgaged Property; or (C) rents, issues, profits, proceeds, accounts, or other amounts received by Maker (in the case of clause (C) following an Event of Default under this Note, the Mortgage, the Loan Agreement, the Assignment, the Environmental Agreement or the Other Security Documents);

        (vi) Maker's failure to pay taxes, assessments, charges for labor or materials or other charges that results in liens on any portion of the Mortgaged Property;

        (vii) the deductible amount in respect of any earthquake hazard insurance maintained in respect of the Mortgaged Property;

        (viii) the costs incurred by Payee (including attorneys' fees (including on appeal))


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in connection with the collection or enforcement of the Debt (if Payee prevails in any such action or proceeding); and

        (ix) any security deposits or advance deposits collected with respect to the Mortgaged Property (except to the extent such deposits are required to be returned or refunded to the depositor), which are not delivered to Payee upon a foreclosure of the Mortgaged Property or action in lieu thereof.

        (d) Notwithstanding the foregoing, the agreement of Payee not to pursue recourse liability as set forth in subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force or effect in the event of: (i) Maker's failure (after prior notice and the expiration of applicable cure periods) to permit on-site inspections of the Mortgaged Property or to provide financial reports and information pertaining to the Mortgaged Property as required by the Loan Agreement which failure continues, with respect to reports required to be furnished monthly, for 15 days beyond otherwise applicable cure periods, with respect to reports required to be furnished quarterly, for 30 days beyond otherwise applicable cure periods, and with respect to reports required to be furnished annually, for 45 days beyond otherwise applicable cure periods; (ii) any financial information concerning Maker or any guarantor of the Loan proving to be fraudulent in any respect, containing any fraudulent information or misrepresenting in any material respect the financial condition of Maker or any guarantor of the Loan; (iii) Maker's failure to obtain Payee's written consent to any subordinate financing not otherwise permitted under the Loan Agreement; (iv) Maker's failure to obtain Payee's prior written consent to any transfer of the Mortgaged Property or of any ownership interest in Maker not otherwise permitted under the Loan Agreement; (v) the Mortgaged Property or any part thereof becoming an asset in (A) a voluntary bankruptcy or insolvency proceeding, or (B) an involuntary bankruptcy or insolvency proceeding which is not dismissed within 90 days of filing; or (vi) the failure of Maker to comply with the provisions of Section 11 (SINGLE PURPOSE ENTITY) of the Loan Agreement.

        10. No Usury. It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Payee to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note



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and the other Loan Documents.  If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Payee's exercise of the option to accelerate the maturity of this Note, or if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by applicable law, then it is Maker's and Payee's express intent that all excess amounts theretofore collected by Payee shall be credited on the principal balance of this Note and all other Debt (or, if this Note and all other Debt have been or would thereby be paid in full, refunded to Maker), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law and so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Payee for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Payee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

        11. Transfers Not Permitted. Without the prior written consent of Payee, Maker shall not sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer, or permit the transfer of, directly or indirectly, the Mortgaged Property or ownership interests of Maker, except as permitted in the Loan Agreement.

        12. Authority. Maker represents that Maker has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note, the Mortgage and the other Loan Documents and that this Note, the Mortgage and the other Loan Documents constitute valid and binding obligations of Maker.

        13. Notices. All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner specified in the Loan Agreement directed to the parties at their respective addresses as provided therein.

        14. WAIVER OF JURY TRIAL. MAKER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE, THE LOAN AGREEMENT, THE MORTGAGE, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MAKER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO TRIAL BY JURY WOULD OTHERWISE ACCRUE. PAYEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MAKER.

        15. Governing Law. The Note shall be governed by and construed in accordance with the laws of the State of Florida and the applicable laws of the United States of America.

        16.  Miscellaneous.

        (a) No release of any security for the Debt or any person liable for payment of the Debt, no extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of the Loan Documents made by agreement between Payee and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker, and any other person or party who might be or become liable for the payment of all or any part of the Debt, under the Loan Documents.

        (b) Except as may be expressly provided for in the Loan Documents, Maker and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, notice of non-payment, notice of intent to accelerate the maturity hereof and of acceleration.

        (c) This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Payee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

        (d) Whenever used, the singular number shall include the plural, the plural the singular, and the words "Payee" and "Maker" shall include their respective successors, assigns, heirs, executors and administrators.

        (e) If Maker consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

        (f)  Maker represents and warrants that the Loan is a commercial loan.

        IN WITNESS WHEREOF, Maker has duly executed this Note on the day and year first above written.

                                       MAKER:

                                       SERVICO FT. PIERCE, INC.


                                       By: /s/ Robert D. Ruffin (seal)
                                          ------------------------------
                                          Robert D. Ruffin
                                          Vice President

     STATE OF GEORGIA       )

                        :   ss.:

     COUNTY OF FULTON       )


        The foregoing instrument was acknowledged before me this 26th day of April, 1996, by Robert D. Ruffin, Vice President of SERVICO FT. PIERCE, INC., a Delaware corporation, who is personally known to me or who produced his Florida driver's license as identification and who did take oath, on behalf of the corporation.


                                           /s/ Lynn M. Swartz
                                           -------------------
                                               Notary Public
                                               Print Name:
Lynn M. Swartz